Exhibit 99.2

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

PROXY SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF

FIRST BRANDON FINANCIAL CORPORATION

The undersigned holder of shares of the Common Stock of First Brandon Financial Corporation hereby appoints Grant Clark, Velma Thornton and Lorraine Magoon jointly or severally, or either of them with full power of substitution as my proxies to attend the Special Meeting of Shareholders of First Brandon Financial Corporation, to be held at The Lilac Inn, 53 Park Street, Brandon, Vermont at 9:00 a.m. on May 11, 2007, or any continuation or adjournment thereof, with full power to vote and act for me to the same extent that I might act were I personally present in the transaction of such business as may properly come before the meeting and particularly to vote on the proposals set forth in this proxy. The undersigned hereby revokes all prior proxies.

1.	APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. Approval of the Agreement and Plan of Merger, by and between New Hampshire Thrift Bancshares, Inc. and First Brandon Financial Corporation, dated as of December 14, 2006, and all of the matters contemplated in the agreement, pursuant to which First Brandon Financial Corporation will merge with and into New Hampshire Thrift Bancshares, Inc., with New Hampshire Thrift Bancshares, Inc. being the surviving corporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	OTHER BUSINESS. Authorization of the proxies to vote on such other matters as may properly come before the First Brandon Financial Corporation special meeting or any adjournment or postponement of the meeting, including any proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the proposal.

FOR	AGAINST	ABSTAIN
☐	☐	☐

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL IN ITEM 1 AND “FOR” APPROVAL OF THE PROPOSAL IN ITEM 2. IF NOT OTHERWISE DIRECTED ABOVE, IT IS THE INTENTION OF THE PERSONS NAMED IN THIS PROXY TO VOTE “FOR” THE PROPOSAL. If any other business is presented at said meeting, this Proxy shall be voted in accordance with the recommendations of management.

Dated , 2007

______________
(Signature)

(Please print your name here)
Dated , 2007

______________
(Signature)

(Please print your name here)

All joint owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all must sign. Corporate or partnership proxies should be signed by an authorized officer.

THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE SPECIAL MEETING BY WRITTEN NOTICE TO FIRST BRANDON FINANCIAL CORPORATION, 2 PARK STREET, PO BOX 9, BRANDON, VT 05733, ATTENTION: SCOTT A. COOPER, PRESIDENT AND CHIEF EXECUTIVE OFFICER, BY SUBSEQUENTLY FILING ANOTHER PROXY, OR MAY BE WITHDRAWN AND YOU MAY VOTE IN PERSON SHOULD YOU ATTEND THE SPECIAL MEETING.

Please check below if you plan to attend the Special Meeting:

☐ I plan to attend the Special Meeting.